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                                                                      Exhibit 21


                           FOUNTAIN OIL INCORPORATED

                              LIST OF SUBSIDIARIES

                             As of October 31, 1996


                 Name                              Jurisdiction of Incorporation
-----------------------------------------------    -----------------------------

Electromagnetic Oil Recovery International, Inc.          Alberta, Canada

Fountain Oil Adygea Incorporated                          Delaware

Fountain Oil Boryslaw Incorporated                        Delaware

Fountain Oil Cyprus Limited                               Cyprus

Fountain Oil Production Incorporated                      Delaware

Fountain Oil Services Ltd.                                Bermuda

Fountain Oil Ukraine Ltd.                                 Alberta, Canada

Fountain Oil U.S., Inc.                                   Oklahoma

Gastron International Ltd.                                British Virgin Islands

Uentech Corporation                                       Oklahoma

UK-RAN Oil Corporation                                    Alberta, Canada